UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 28, 2017

Malvern Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	000-54835	45-5307782
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

42 E. Lancaster Avenue, Paoli, Pennsylvania	19301
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(610) 644-9400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[_]       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On December 28, 2017, George Steinmetz, a director of Malvern Bancorp, Inc. (the “Company”) and its Malvern Federal Savings Bank (the “Bank”) subsidiary, informed the Company’s board of directors that due to other business commitments, Mr. Steinmetz is electing to not stand for re-election at the Company’s 2018 annual meeting.

(d)

On January 2, 2018, the Company announced that Julia D. Corelli had been appointed, on such date, to the boards of directors of the Company and the Bank effective January 1, 2018. Ms. Corelli has been a partner at Pepper Hamilton LLP for more than 23 years, with a practice focusing on counseling all kinds of investment vehicles on formation, regulation and operations, as well as business and transactions counseling to family offices and life science companies. Ms. Corelli has served for 12 years on Pepper’s governing body, including as its Vice Chair from 2013 to 2017. She is currently co-Chair of Pepper’s Commercial Department. The Company’s board of directors has not yet determined on which committees, if any, Ms. Corelli will serve.

A copy of the press release announcing Ms. Corelli’s appointment is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is filed with this Current Report on Form 8-K:

Exhibit 99.1 Press Release of the Company, dated January 02, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MALVERN BANCORP, INC.

Date: January 02, 2018	By:	/s/ Joseph D. Gangemi
Joseph D. Gangemi
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.:	Description:

Exhibit 99.1	Press Release of the Company, dated January 02, 2018.